UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒    Definitive Proxy Statement
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Gossamer Bio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3013 Science Park Road
San Diego, CA 92121
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Dear Stockholder:
The annual meeting of stockholders of Gossamer Bio, Inc. will be held on June 9, 2022 at 9:00 a.m., Pacific Time via a live webcast, for the following purposes:
1.To elect three directors to serve as Class I directors for a three-year term to expire at the 2025 annual meeting of stockholders;
2.To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
4.To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.
As noted above, our annual meeting will be a virtual meeting of stockholders, which will be conducted solely by remote communication via a live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares during the online meeting and submit questions for consideration at the online meeting. To be admitted to the annual meeting's live webcast, you must register at www.proxydocs.com/GOSS by 8:00 p.m. Eastern Time on June 8, 2022, or the Registration Deadline, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.
The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 19, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.
Your vote is important. Whether or not you expect to attend our virtual annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual annual meeting, in which case you may vote during the virtual annual meeting by following the registration instructions outlined above, or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.
All stockholders are cordially invited to attend the meeting. We appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ Faheem Hasnain Faheem Hasnain Chairman, President and Chief Executive Officer
San Diego, California
April 27, 2022
Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

3013 Science Park Road
San Diego, CA 92121
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 9, 2022
The board of directors of Gossamer Bio, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders on June 9, 2022 at 9:00 a.m., Pacific Time. The annual meeting will be a completely virtual meeting, which will be conducted via live webcast.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2022:
This proxy statement and our Annual Report on Form 10-K are available electronically at http://www.proxydocs.com/GOSS.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting virtually via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone by completing, signing and returning the enclosed proxy card.
The proxy materials were first sent or made available to our stockholders on or about April 27, 2022.
How can I attend the annual meeting?
This year’s annual meeting will be accessible only through the Internet via a live webcast.
You are entitled to participate in the annual meeting if you were a stockholder as of the close of business on our record date of April 19, 2022 or hold a valid proxy for the meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/GOSS by 8:00 p.m. Eastern Time by June 8, 2022, or the Registration Deadline, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

This year's stockholders’ question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting as a part of the registration process. To register, please visit www.proxydocs.com/GOSS and follow the registration link provided. When prompted please enter the control number found on the proxy materials received. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the annual meeting will be answered during the meeting, subject to applicable time constraints.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.
Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost to us associated with the printing and mailing of materials.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on the record date for the 2022 annual meeting, April 19, 2022, are entitled to vote at the annual meeting. At the close of business on this record date, there were 77,111,459 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.
Stockholders of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting if you attend online or vote by proxy. Whether or not you plan to attend the annual meeting online, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the annual meeting online so long as you register to attend the Annual Meeting at www.proxydocs.com/GOSS by the Registration Deadline. However, since you are not the stockholder of record, you may not vote your shares online at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?
There are three proposals scheduled for a vote:
Proposal 1:To elect three directors to serve as Class I directors for a three-year term to expire at the 2025 annual meeting of stockholders.
Proposal 2:To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Proposal 3:To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.
How many votes do I have?
Each share of our common stock that you own as of April 19, 2022 entitles you to one vote.

How do I vote?
With respect to the election of directors, you may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or abstain from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy prior to the annual meeting to ensure that your vote is counted.
•Via the Internet: You may vote at www.proxypush.com/GOSS 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 8:59 a.m., Pacific Time, on June 9, 2022.
•By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (866) 230-8457, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by 8:59 a.m., Pacific Time, on June 9, 2022.
•By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•At the Virtual Annual Meeting: You may vote during the virtual annual meeting through www.proxydocs.com/GOSS. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/GOSS by the Registration Deadline at 8:00 p.m. Eastern Time on June 8, 2022, and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.
•By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•At the Virtual Annual Meeting: To vote online during the virtual annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the annual meeting at www.proxydocs.com/GOSS by the Registration Deadline and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:
•you may send in another signed proxy with a later date,
•you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted),
•you may notify our corporate secretary, Jeff Boerneke, at 3013 Science Park Road, San Diego, California 92121, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting, or
•you may submit an electronic proxy during the annual meeting.
What constitutes a quorum?
The presence at the annual meeting, by virtual attendance or by proxy, of holders representing a majority of our outstanding common stock as of April 19, 2022, or 38,555,730 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1:Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast at the annual meeting or by proxy) will be elected. Only votes “For” will affect the outcome.
Proposal 2:Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.
Proposal 3:Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from a majority of the voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.
Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board of directors, then your shares will be voted at the annual meeting in accordance with the board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the board’s recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?
Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, or whether our stockholders have approved the compensation of the named executive officers. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.
Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the advisory vote to approve the compensation of the named executive officers, which are considered non-routine matters, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
How does the board of directors recommend that I vote?
The board of directors recommends that you vote:
•“For” each of the nominees for election as director;
•“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•“For” the approval of the compensation of our named executive officers.
If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 3, 2022, we will send you one without charge. Please write to:
Gossamer Bio, Inc.
3013 Science Park Road
San Diego, CA 92121
Attn: Corporate Secretary
All of our SEC filings are also available free of charge in the “Investors—Filings” section of our website at www.gossamerbio.com.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. As detailed in the section below, the composition of our board of directors is as follows: Class I consists of Kristina Burow, Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D.; Class II consists of Joshua Bilenker, M.D. and Faheem Hasnain; and Class III consists of Russell Cox and Renée Galá.
At this meeting, three nominees for director are to be elected as Class I directors for a three-year term expiring at our 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by our board of directors, are Kristina Burow, Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D. The Class II directors have one year remaining on their terms of office and the Class III directors have two years remaining on their terms of office.
If no contrary indication is made, proxies in the accompanying form are to be voted for Ms. Burow, Dr. Daniel and Dr. Milligan, or in the event that Ms. Burow, Dr. Daniel or Dr. Milligan is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Ms. Burow, Dr. Daniel and Dr. Milligan is currently a member of our board of directors.
All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.
Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:
Nominees for Election to the Board of Directors
For a Three-Year Term Expiring at the
2025 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Gossamer Bio, Inc.
Kristina Burow	48	Director
Thomas Daniel, M.D.	68	Director
Sandra Milligan, M.D., J.D.	58	Director
Kristina Burow has served on our board of directors since January 2018. She has served as a Managing Director with ARCH Venture Partners, or ARCH, since November 2011 and previously held roles of increasing responsibility at ARCH from August 2002 to November 2011. Ms. Burow also currently serves on the boards of directors of Beam Therapeutics Inc., Metacrine, Inc., Scholar Rock, Inc., Unity Biotechnology Inc., AgBiome Inc., Boundless Bio, Inc., Autobahn Therapeutics, Inc., Rome Therapeutics, Neumora Therapeutics, Inc. and Treeline Biosciences, Inc. and was previously a director at VIR Biotechnology, Inc. and Vividion Therapeutics, Inc. Ms. Burow previously was a co-founder and director of Receptos, Inc. prior to its acquisition. Prior to ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego and an early employee at the Genomics Institute of the Novartis Research Foundation. Ms. Burow holds a B.A. in Chemistry from the University of California, Berkeley, an M.A. in Chemistry from Columbia University and an M.B.A. from the University of Chicago. Ms. Burow’s extensive experience serving on the board of directors of clinical-stage biotechnology companies and her investment experience in the life sciences industry contributed to our board of directors’ conclusion that she should serve as a director of our company.

Thomas Daniel, M.D. has served on our board of directors since January 2018. Dr. Daniel served as a venture partner with ARCH Venture Partners from October 2016 through June 2021. Dr. Daniel was previously Celgene Corporation’s Chairman of Research from January 2016 until June 2016, President of Research and Early Development from December 2006 to January 2016, and Executive Vice President and President of Research and Early Development from February 2012 until January 2016. Prior to joining Celgene, Dr. Daniel served as the Chief Scientific Officer and director at Ambrx, Inc. Prior to Ambrx, Dr. Daniel served as Vice President of Research at Amgen Inc., where he was research site head of Amgen Washington and therapeutic area head of inflammation. Dr. Daniel also served as the Senior Vice President of Discovery Research at Immunex Corporation until its acquisition by Amgen. Dr. Daniel is a director of publicly held companies, Larimar Therapeutics, Inc. and Magenta Therapeutics, Inc., and privately held biotechnology companies, Aspen Neuroscience, Inc. and LocanaBio, Inc. He was previously a director at Vividion Therapeutics, Inc., Epizyme, Inc., Vir Biotechnology, Inc. and Juno Therapeutics, Inc. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center, the Scientific Advisory Board of the Parker Institute for Cancer Immunotherapy and the Board of Overseers for The Scripps Research Institute. A nephrologist and former academic investigator, Dr. Daniel was previously the K.M. Hakim Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. Dr. Daniel received a B.A. from the Southern Methodist University in Texas in 1974 and an M.D. from the University of Texas, Southwestern, in 1978, and completed medical residency at Massachusetts General Hospital. Dr. Daniel’s significant academic and research experience and his experience serving on numerous boards contributed to our board of directors’ conclusion that he should serve as a director of our company.
Sandra Milligan, M.D., J.D. has served on our board of directors since June 2021. Dr. Milligan has served as the head of research and development of Organon & Co. since June 2020. Before joining Organon, Dr. Milligan served as Merck & Co.’s Senior Vice President and Head of Global Regulatory Affairs and Clinical Safety, from 2015 to 2020. Previously, from 2012 to 2015, she served as Vice President of Product Development Regulatory for Genentech, Inc., and from 2002 to 2012, she was at Amgen Inc. in positions of increasing responsibility across legal and regulatory affairs functions. Dr. Milligan served in the United States Army Medical Corps from 1987 to 1994. Dr. Milligan was on the Board of Directors of the Drug Information Association, or DIA, from 2011 to 2017, including serving as chair, and is now a DIA fellow. Dr. Milligan received a B.S. in Biology and a B.A. in Psychology from the University of California, Irvine. Additionally, she is a graduate of George Washington University School of Medicine and received a J.D. from the Georgetown University Law Center. Dr. Milligan’s extensive experience in drug development and regulatory affairs in senior positions at other healthcare companies contributed to our board of directors’ conclusion that she should serve as a director of our company.
Members of the Board of Directors Continuing in Office
Term Expiring at the
2023 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Gossamer Bio, Inc.
Faheem Hasnain	63	President, Chief Executive Officer and Chairman
Joshua Bilenker, M.D.	50	Director
Faheem Hasnain is our Co-Founder and has served as our Chief Executive Officer and President since November 2020 and as our Chairman since our inception. Mr. Hasnain also served as our Chief Executive Officer from our inception through July 2018 and our Executive Chairman from July 2018 through June 2019. Prior to joining us, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos from November 2010 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the board of directors of SENTE, Inc., Mirati Therapeutics, Inc. and Aspen Neuroscience and as an independent member of the board of directors of Kura Oncology, Inc. He previously served as Chairman of the board of directors of Ambit Biosciences Corporation, Vital Therapies, Inc. and Tocagen, Inc. and served as a member of the board of directors of Aragon Pharmaceuticals, Inc., Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada. Mr. Hasnain’s knowledge of our business, as well as his years of experience in drug discovery and development and as a biopharmaceutical executive and board member, contributed to our board of directors’ conclusion that he should serve as Executive Chairman of our company.

Joshua Bilenker, M.D. has served as a member of our board of directors since December 2018. Dr. Bilenker has served as Chief Executive Officer of Treeline Biosciences since April 2021. Previously, he served as Chief Executive Officer of Loxo at Lilly from December 2019 to January 2021 and served as Chief Executive Officer of Loxo Oncology, Inc. from July 2013 until the acquisition of Loxo Oncology by Eli Lilly in February 2019. Dr. Bilenker joined Aisling Capital LLC in April 2006 and has served as an Operating Partner since November 2013. Previously, he served as a Medical Officer in the Office of Oncology Drug Products at the FDA from August 2004 to April 2006. Dr. Bilenker currently serves on the board of directors of Sana Biotechnology, and previously served on the board of directors of Loxo Oncology from July 2013 until its acquisition by Eli Lilly. He also previously served on the board of directors of ViewRay, Inc. from January 2008 to June 2017, T2 Biosystems, Inc. from August 2011 to January 2017 and Roka Bioscience, Inc. from January 2012 to March 2015. Dr. Bilenker formerly served as a board member of the NCCN Foundation and BioEnterprise. Dr. Bilenker holds an A.B. in English from Princeton University and an M.D. from the Johns Hopkins School of Medicine. Dr. Bilenker’s experience at the FDA and his extensive service as a director or officer of, and as an investor in, other healthcare companies contributed to our board of directors’ conclusion that he should serve as a director of our company.
Term Expiring at the
2024 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Gossamer Bio, Inc.
Russell Cox	58	Director
Renée Galá	50	Director

Russell Cox has served on our board of directors since December 2018. Since January 2020, Mr. Cox has served as the President and Chief Executive Officer and as a member of the board of directors of Empirium Bio, Inc. From January 2018 until January 2019, he served as the Chief Executive Officer and a member of the board of directors of Vital Therapies, Inc. Between May 2014 and January 2018, he served as the Executive Vice President and Chief Operating Officer of Jazz Pharmaceutical plc, or Jazz, with responsibility for global commercial activities, research and development, manufacturing and technical operations, new product planning and global molecule leadership. Prior to that, Mr. Cox served as Jazz’s Executive Vice President and Chief Commercial Officer from March 2012 until May 2014. Earlier, he served in a variety of senior management roles at Jazz, which he joined in 2010. Previously, Mr. Cox served as Senior Vice President and Chief Commercial Officer of Ipsen Group, a pharmaceutical company, from January 2009 to January 2010. From 2007 until December 2008, he was Vice President of Marketing at Tercica, Inc. prior to its acquisition by Ipsen Group. From 2003 to 2007, he served as Vice President, Marketing with Scios Inc., which was acquired by Johnson & Johnson in 2003. Before 2003, Mr. Cox spent 12 years with Genentech, Inc., where he was a Product Team Leader responsible for the growth hormone franchise and led numerous product launches as a Group Product Manager. Mr. Cox has served on the board of directors of Aeglea BioTherapeutics, Inc., a biotechnology company, since 2015 and as Chairman of the board of directors of Aeglea since January 2019. Mr. Cox received a B.S. in biomedical science from Texas A&M University. Mr. Cox’s extensive industry experience with life sciences companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Renée Galá has served on our board of directors since December 2018. Since March 2020, Ms. Galá has served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals, plc. From January 2019 to June 2019, Ms. Galá served as the Chief Financial Officer of Grail, Inc., a healthcare company. Previously, Ms. Galá served as the Senior Vice President and Chief Financial Officer of Theravance Biopharma from December 2014, following the company’s spinout from Theravance, Inc., until January 2019. Ms. Galá joined Theravance (now Innoviva, Inc.) in June 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Before Theravance, Ms. Galá worked at Eli Lilly and Company from 2001 to 2006, where she held positions of increasing responsibility in global treasury, pharmaceutical sales, and corporate strategy/business development. Prior to joining Eli Lilly, Ms. Galá spent seven years in the energy industry in the United States and internationally in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá previously served as a member of the board of directors of Corcept Therapeutics Inc. and Gyroscope Therapeutics, Inc. Ms. Galá holds a bachelor’s degree in mathematics from Vanderbilt University and an MBA from Columbia Business School. Ms. Galá’s experience as a Chief Financial Officer in the life sciences industry, her leadership and management experience and her financial expertise contributed to our board of directors’ conclusion that she should serve as a director of our company.

Board Independence
Our board of directors currently consists of seven members. Our board of directors has determined that all of our directors, other than Mr. Hasnain, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors is currently led by our Chairman and Chief Executive Officer, Faheem Hasnain, and our lead independent director, Thomas Daniel, M.D. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. The lead independent director is chosen by the independent members of the board of directors. We believe that this separation of responsibilities ensures the appropriate level of oversight, independence and responsibility is applied to all board decisions.
The duties of our lead independent director include the following:
•chairing meetings of the independent directors in executive session;
•facilitating communications between other members of our board and our chairman and chief executive officer;
•reviewing and approving matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members;
•consulting with our chairman and chief executive officer on matters relating to corporate governance and board performance; and
•performing such other duties as the board may determine from time to time.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.
Board of Directors Meetings
During fiscal year 2021, our board of directors met six times, including telephonic meetings. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence
Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors.
Audit Committee
The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:
•appointing our independent registered public accounting firm;
•evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•reviewing, overseeing and monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.
The members of our audit committee are Renée Galá, Joshua Bilenker, M.D. and Russell Cox. Ms. Galá serves as the chairperson of the committee. The audit committee met four times during fiscal year 2021.  All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Galá is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined each of Ms. Galá, Dr. Bilenker and Mr. Cox is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate at least annually.
Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.
Compensation Committee
The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Russell Cox, Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D. The compensation committee met three times during fiscal year 2021. Mr. Cox serves as the chairperson of the committee. Our board of directors has determined that each of Mr. Cox, Dr. Daniel and Dr. Milligan is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee reviews and evaluates at least annually.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.
The members of our nominating and corporate governance committee are Joshua Bilenker, M.D and Renée Galá. Dr. Bilenker serves as the chairperson of the committee. The nominating and corporate governance committee met two times during fiscal year 2021. Our board has determined that each of Dr. Bilenker and Ms. Galá is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate at least annually.

Report of the Audit Committee of the Board of Directors
The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2022.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Renée Galá (chairperson)
Joshua Bilenker, M.D.
Russell Cox
Compensation Committee Interlocks and Insider Participation
Russell Cox (chairperson), Kristina Burow, Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D. served on our compensation committee during the 2021 fiscal year. None of the members of our compensation committee during the 2021 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee
Director Nomination Process
Director Qualifications
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•personal and professional integrity, ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience as a board member or executive officer of another publicly held company;
•strong finance experience;
•diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•experience relevant to our business industry and with relevant social policy concerns; and
•relevant academic expertise or other proficiency in an area of our business operations.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.
If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.  Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.
Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2022 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”
Board Diversity
The following Board Diversity Matrix presents our board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of February 28, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All of our directors attended our annual meeting of stockholders in 2021.
Communications with our Board of Directors
Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Prohibition Against Pledging and Hedging
We maintain an Insider Trading Compliance Policy that prohibits our officers, directors and employees pledging our stock as collateral to secure loans and from engaging in hedging transactions, including zero-cost collars and forward sale contracts. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.
Corporate Governance
Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.gossamerbio.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121.
Director Compensation
Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. Our lead independent director receives an additional annual retainer of $25,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $15,000, $12,000 and $8,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $7,500, $6,000 and $4,000, respectively. The non-employee directors will also receive initial grants of options to purchase 60,000 shares of our common stock, vesting monthly over three years, upon election to the board of directors, and thereafter annual grants of options to purchase 30,000 shares of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders. Awards granted to our non-employee directors will vest upon a change in control.
Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in our 2019 Incentive Award Plan, or the 2019 Plan. As provided in the 2019 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.
We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.
The following table sets forth the compensation that we paid or awarded during the year ended December 31, 2021 to each of our non-employee directors who served on the board during 2021. Mr. Hasnain is not included in the following table as he served as an executive officer during 2021 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Joshua Bilenker, M.D.	55,500	143,524	—	199,024
Kristina Burow	43,333	143,524	—	186,857
Russell Cox	57,500	143,524	—	201,024
Thomas Daniel, M.D.	70,000	143,524	—	213,524
Renée Galá	59,000	143,524	—	202,524
Sandra Milligan, M.D., J.D.	24,000	290,488	—	314,488
____________________
(1)This column reflects the grant date fair value of the option awards granted to the non-employee directors in 2021. In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted to the non-employee directors during 2021 computed as of the grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of this amount are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022. This amount does not reflect the actual economic value that will be realized by the non-employee directors upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.
The aggregate number of shares subject to stock options outstanding at December 31, 2021 for each non-employee director is set forth in the table below. Our non-employee directors do not hold outstanding stock awards.

Name	Number of Securities Underlying Options Outstanding at December 31, 2021
Joshua Bilenker, M.D.	117,166
Kristina Burow	70,500
Russell Cox	117,166
Thomas Daniel, M.D.	201,611
Renée Galá	117,166
Sandra Milligan, M.D., J.D.	47,000

Stock Ownership Guidelines
In February 2020, following the recommendation of the nominating and corporate governance committee, our board of directors adopted a Stock Ownership Guidelines Policy. The purpose of the guidelines is to encourage ownership of our common stock, promote the alignment of the long-term interests of our executives and directors with the long-term interests of our company’s stockholders, and further promote our commitment to sound corporate governance. Under the guidelines, the target stock ownership level for our non-executive directors is 3x their aggregate annual cash retainer. Under these guidelines, the compliance deadline for all of our current directors is February 2024, although we expect that the target stock ownership levels likely will be achieved much sooner than that. Please see the description of our stock ownership guidelines for our executives under the “Executive Compensation and Other Information” section below.
Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the three nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF KRISTINA BUROW, THOMAS DANIEL, M.D. AND SANDRA MILLIGAN, M.D., J.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2018. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2021 and 2020, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$719,056	$789,312
Audit-Related Fees	—	—
Tax Fees(2)	—	18,025
All Other Fees(3)	25,750	18,450
Total	$744,806	$825,787
____________________
(1)Consists of audit fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, the review of our registration statements on Form S-3, the quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.
(3)All Other Fees consist of consulting services.
The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. All such services during the fiscal year ended December 31, 2021 were either pre-approved in accordance with this policy or pre-approved by our board of directors as the audit committee was newly formed in connection with our initial public offering and the responsibilities of the audit committee were, up to that point, handled by the board of directors. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 3:
APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.
Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Executive Compensation and Other Information” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Executive Compensation and Other Information” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that Gossamer Bio, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Gossamer Bio, Inc.’s Proxy Statement for the 2022 Annual Meeting.”
Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 19, 2022, by:
•each of our named executive officers;
•each of our directors;
•all directors and executive officers as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 77,111,459 shares of common stock outstanding on April 19, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 19, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Gossamer Bio, Inc., 3013 Science Park Road, San Diego, California 92121. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Funds affiliated with ARCH Venture Partners (1)	8,055,916	10.4%
Funds Affiliated with Hillhouse Capital (2)	7,420,974	9.6%
The Vanguard Group, Inc. (3)	5,587,459	7.2%
Blackrock, Inc. (4)	5,429,686	7.0%
Named Executive Officers and Directors
Faheem Hasnain (5)	3,696,760	4.8%
Bryan Giraudo (6)	787,193	1.0%
Christian Waage (7)	754,536	1.0%
Joshua Bilenker, M.D. (8)	117,166	*
Kristina Burow (9)	70,500	*
Russell Cox (10)	124,366	*
Thomas Daniel, M.D. (11)	239,706	*
Renée Galá (12)	117,166	*
Sandra Milligan, M.D., J.D. (13)	15,666	*
All current directors and executive officers as a group (12 persons)(14)	6,594,154	8.3%
____________________
*Less than 1%.

(1)Consists of 4,027,958 shares of common stock held by ARCH Venture Fund IX, L.P., or ARCH IX, and 4,027,958 shares of common stock held by ARCH Venture Fund IX Overage, L.P., or ARCH Overage. The amounts shown and the following information was provided by entities and individuals affiliated with ARCH IX and ARCH Overage pursuant to a Schedule 13G filed with the SEC on February 13, 2020. The Schedule 13G states that ARCH IX, ARCH Overage, ARCH Venture Partners IX, L.P., or the GPLP, ARCH Venture Partners IX Overage, L.P., or the Overage GPLP, ARCH Venture Partners IX, LLC, Keith Crandell, Robert Nelsen, and Clinton Bybee have shared voting and dispositive power over all such shares. Director Kristina Burow owns an interest in GPLP and Overage GPLP but does not have voting or dispositive power over the shares held by ARCH IX and ARCH Overage and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of these entities and individuals is 8755 West Higgins Road, Suite 1025, Chicago, Illinois 60631.
(2)Consists of 2,446,933 shares of common stock held by funds managed by Hillhouse Capital Advisors, Ltd. and 4,974,041 shares of common stock held by funds managed by Hillhouse Capital Management, Ltd. The amounts shown and the following information was provided by Hillhouse Capital Advisors Ltd. and Hillhouse Capital Management, Ltd. pursuant to a Schedule 13G/A filed with the SEC on February 16, 2021. The Schedule 13G/A states that Hillhouse Capital Advisors Ltd. and Hillhouse Capital Management, Ltd. are under common control, and have shared voting and dispositive power over all such shares. The registered address of these entities is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.
(3)The amounts shown and the following information was provided by The Vanguard Group, Inc. pursuant to a Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group reports that it has shared voting power over 46,289 of these shares, sole dispositive power over 5,502,225 of these shares and shared dispositive power over 85,234 of these shares. The registered address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G/A filed with the SEC on February 3, 2022. BlackRock, Inc. reports that it has sole voting power over 5,218,798 of these shares and sole dispositive power over all of these shares. The registered address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)Consists of (i) 3,513,761 shares of common stock, of which 441,801 shares remain subject to forfeiture, and consisting of 3,478,629 shares held by a family trust, and 35,132 shares held directly by Mr. Hasnain and (ii) 182,999 shares of common stock underlying options held by Mr. Hasnain that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date. Mr. Hasnain is the trustee of such family trust and in such capacity has the sole power to vote and dispose of such shares.
(6)Consists of (i) 60,788 shares of common stock, including 7,121 shares held by a family trust and 53,667 shares held directly by Mr. Giraudo, and (ii) 726,405 shares of common stock underlying options held by Mr. Giraudo that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date. Mr. Giraudo is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(7)Consists of (i) 562,684 shares of common stock, including 29,176 shares of common stock held by family trusts and 533,508 shares held directly by Mr. Waage, and (ii) 191,852 shares of common stock underlying options held by Mr. Waage that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date. Mr. Waage is a trustee of such family trusts and in such capacity has the power to vote and dispose of such shares.
(8)Consists of 117,166 shares of common stock underlying options held by Dr. Bilenker that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date.
(9)Consists of 70,500 shares of common stock underlying options held by Ms. Burow that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date.
(10)Consists of 7,200 shares of common stock held directly by Mr. Cox and 117,166 shares of common stock underlying options held by Mr. Cox that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date.
(11)Consists of 38,095 shares of common stock held by the Thomas Oran Daniel Living Trust, or the Daniel Trust, and 201,611 shares of common stock underlying options held by Dr. Daniel that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date. Dr. Daniel is the trustee of the Daniel Trust and in such capacity has the sole power to vote and dispose of such shares.
(12)Consists of 117,166 shares of common stock underlying options held by Ms. Galá that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date.
(13)Consists of 15,666 shares of common stock underlying options held by Dr. Milligan that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date.
(14)Consists of (i) the shares described in notes 5 through 13 above; (ii) 25,254 shares held directly by Ms. Caryn Peterson, and 213,953 shares of common stock underlying options held by Ms. Peterson that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date; (iii) 158,295 shares held directly by Dr. Richard Aranda and 116,457 shares of common stock underlying options held by Dr. Aranda that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date; and (iv) 20,779 shares held directly by Dr. Laura Carter, 3,607 restricted stock units held by Dr. Carter that are subject to vesting within 60 days after

April 19, 2022, and 132,750 shares of common stock underlying options held by Dr. Carter that are exercisable as of April 19, 2022 or that will become exercisable within 60 days after such date.

EXECUTIVE OFFICERS
Our Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of April 19, 2022.

Name	Age	Position
Faheem Hasnain	63	President, Chief Executive Officer and Chairman
Bryan Giraudo	46	Chief Operating Officer and Chief Financial Officer
Christian Waage	55	Executive Vice President, Technical Operations and Administration
Richard Aranda, M.D.	62	Chief Medical Officer
Laura Carter, Ph.D.	55	Chief Scientific Officer
Caryn Peterson	63	Executive Vice President, Regulatory
Executive Officers
The biography of Faheem Hasnain can be found under “Proposal 1—Election of Directors.”
Bryan Giraudo has served as our Chief Operating Officer since September 2021 and as our Chief Financial Officer since May 2018. Prior to joining us, Mr. Giraudo was a Senior Managing Director at Leerink Partners (now known as SVB Leerink) from 2009 to April 2018, where he was responsible for their western North America and Asia Pacific biotechnology and medical technology banking practice. Before joining Leerink, Mr. Giraudo was a Managing Director in Merrill Lynch, Pierce, Fenner & Smith Incorporated’s Global Healthcare Investment Banking Group. He has been a member of the board of directors of Protagonist Therapeutics, Inc. since May 2018 and Onxeo S.A. since November 2021. Mr. Giraudo received his B.A. from Georgetown University.
Christian Waage has served as our Executive Vice President, Technical Operations and Administration since March 2022 and previously as our Executive Vice President and General Counsel starting in August 2017. Previously, Mr. Waage held various positions from November 2013 to August 2016 at Receptos, most recently serving as Managing Director after its acquisition by Celgene, previously serving as Senior Vice President and General Counsel. From 2012 through its acquisition by Vista Equity Partners LLC in 2013, he served as Vice President, General Counsel and Corporate Secretary at Websense, Inc. From 2008 through its acquisition by AstraZeneca PLC in 2012, Mr. Waage served as Vice President, General Counsel and Corporate Secretary of Ardea Biosciences, Inc. Prior to 2008, Mr. Waage served as a partner at DLA Piper LLP. He has been a member of the board of directors of Heron Therapeutics, Inc. since June 2016. Mr. Waage received his J.D. from the University of San Diego, School of Law and a B.A. degree in economics from the University of California, San Diego.
Richard Aranda, M.D. has served as our Chief Medical Officer since June 2021, previously having served as our Senior Vice President and Head of Clinical Development starting in February 2018. Previously, Dr. Aranda was Vice President of Clinical Development at Receptos, Inc. and Celgene, from 2015 to 2018, where he contributed to the late-stage development programs for ozanimod in multiple sclerosis and inflammatory bowel disease and RPC4046 in eosinophilic esophagitis. From 2011 to 2015, Dr. Aranda was Vice President of Medical-Science and Inflammation at Novo-Nordisk, Inc., where he played a key role in advancing several biologic product candidates through Phase 1 to proof-of-concept studies in rheumatoid arthritis, systemic lupus erythematosus and inflammatory bowel disease. Dr. Aranda began his industry career at Bristol Myers Squibb in 2001, where he held roles of increasing scope and responsibility, including serving as the Global Medical Lead for abatacept, as well as Early Development Team Lead for early-stage immunology product candidates. Before joining the pharmaceutical industry, Dr. Aranda was on the faculty of the Division of Digestive Diseases and West Los Angeles Veterans Affairs, University of California, Los Angeles (UCLA) School of Medicine where he was involved in patient care and laboratory based immunological research. He received his M.D. from Stanford Medical School and his B.A. in biology from the University of California, Santa Cruz.
Laura Carter, Ph.D. has served as our Chief Scientific Officer since May 2021 and previously as our Senior Vice President Research and Translational Biology starting in March 2019. Prior to joining us, Dr. Carter was Senior Vice President, Biology at Lycera Corporation from 2013 to 2019 where she led the development of several immunology and immuno-oncology clinical product candidates. Previously, from 2011 to 2013, Dr. Carter was a scientific director in the respiratory, inflammation and autoimmunity group at MedImmune, where she was responsible for overseeing research and development of treatments for autoimmune diseases such as systemic lupus erythematosus, or SLE, rheumatoid arthritis and multiple sclerosis. Dr. Carter was also a senior research investigator in the inflammation biology and translational science department at Array Biopharma and worked at Wyeth, where, among other accomplishments, her basic science studies were critical in identifying and characterizing the negative regulatory role of PD-1:PD-L interactions on T cell function in vitro and in vivo. Dr. Carter holds an S.B. in biological science from Massachusetts Institute of Technology and a Ph.D. in molecular pathology from the University of California, San Diego School of Medicine.
Caryn Peterson has served as our Executive Vice President, Regulatory Affairs since April 2021 and as our Senior Vice President, Regulatory & Quality since April 2018. Previously, from 2004 to 2018, Ms. Peterson served as Managing Partner of Development & Strategic Consulting, or DSC Associates, LLC, focusing on the development, integration, and implementation of global clinical and regulatory strategy across a broad range of therapeutic areas. From 2008 to 2018, Ms. Peterson also served as Vice President, Regulatory Affairs at Syndax Pharmaceuticals, Inc. From 1997 to 2004, Ms Peterson served as Vice President of Regulatory Affairs at FeRx Incorporated, and from 1989 to 1997, Ms. Peterson held managerial positions in both Pharmaceutical Development and Regulatory Affairs at Amylin Pharmaceuticals. Prior to joining Amylin, Ms. Peterson was a staff scientist at Hybritech Incorporated from 1981 to 1989. Ms. Peterson has coauthored several research publications and is a co-inventor on multiple patent applications. She has been a member of the board of directors of Aspen Neuroscience, Inc. since June 2021.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
This executive compensation section provides information about the material components of our executive compensation program for our “named executive officers” for 2021, consisting of the following persons:
•Faheem Hasnain, Chairman, President and Chief Executive Officer
•Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
•Christian Waage, Executive Vice President, Technical Operations and Administration
This executive compensation section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2021.
As a “smaller reporting company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
2021 Business Highlights
•Completed enrollment of the Phase 2 SHIFT-UC Study of GB004 in patients with ulcerative colitis.
•Significantly advanced enrollment in ongoing Phase 2 TORREY Study of seralutinib in patient with pulmonary arterial hypertension, or PAH.
•Filed an investigational new drug application for GB5121 with the U.S. Food and Drug Administration.
•Initiated a first in human Phase 1 clinical study of GB5121.
•Nominated GB7208 as a pre-clinical product candidate.
Overview of 2021 Executive Compensation Decisions
In general, the majority of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:
•The performance measures in our short-term cash incentive program are linked to key corporate objectives.
•Corporate achievement represents 70% of our named executive officers’ annual bonus opportunities.

•Our long-term equity incentives are provided to our named executive officers in the form of stock options and restricted stock units, or RSUs, which vest over multi-year periods.
The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the compensation committee during 2021 are set forth below.

Market-Based Base Salary Increases for NEOs
•Our named executive officers received base salary increases for 2021 consistent with our pay positioning philosophy of targeting target total cash compensation at the 50th percentile of similarly situated executives at comparable companies based on our peer group.

Annual Cash Incentives Paid 98% Based on Corporate Performance
•Based on our achievement of our corporate performance goals during 2021 and despite the impact of the delta variant of the COVID-19 pandemic on our Phase 2 TORREY study of seralutinib, our named executive officers’ annual incentives tied to corporate performance were paid out at 98% of target.

Long-Term Incentive Compensation in Form of Stock Options and Restricted Stock Units Vesting Over Multi-Year Periods
•Our named executive officers received stock options and restricted stock units which vest over three to four years.
◦Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
◦RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even if the share price is trading lower than the share price on the grant date of the RSUs.

Our Executive Compensation Practices
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

OUR EXECUTIVE COMPENSATION BEST PRACTICES
✓	Pay for Performance. We design our executive compensation program to align pay with company performance.	✓
No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

✓
Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance to align the interests of our executive officers and stockholders
		✓	No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits
✓
Independent Compensation Committee and Compensation Advisor. The compensation committee is comprised solely of independent directors. The compensation committee engages its own compensation consultant to assist with making compensation decisions.
✓
Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

✓
Stock Ownership Guidelines for Directors and Executive Officers. We maintain stock ownership guidelines for our directors and executive officers to encourage ownership of our common stock and alignment with the long-term interests of our stockholders
		✓	“Double Trigger” Change in Control Benefits. The employment letters with our executive officers do not include any “single trigger” change in control severance benefits
✓
Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and commercialization stage.
		✓	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.
✓
Multi-Year Vesting Requirements for Equity Awards. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives
✓
Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes multiple performance measures and caps on short-term incentive compensation.

Compensation Philosophy and Objectives
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual executive performance and total executive compensation.
•To align the interests of our named executive officers with those of our stockholders.
Compensation Determination Process
Role of the Compensation Committee
The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.
In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our overall corporate performance and the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees.
During the fourth quarter of each year our compensation committee also reviews the corporate performance objectives for purposes of our performance bonus programs for the following year, and makes recommendations regarding these objectives to the full board of directors for its approval.
Role of Our Executive Officers
Our Chief Executive Officer, with the assistance and support of our General Counsel and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of our other named executive officers. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation.
Our Chief Executive Officer generally attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.
Role of Compensation Consultant and Comparable Company Information
The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2021, the compensation committee again retained Radford, a business unit of AON plc, or Radford, an independent third-party compensation consulting firm for guidance in making compensation decisions. Specifically, for 2021, the compensation committee requested Radford to advise it on a variety of compensation-related issues, including:
•conducting an analysis of current practices of comparable public companies to assist the compensation committee in developing director and executive compensation levels;
•reviewing our peer group to determine whether additional or different peer companies or groups would be necessary to provide appropriate information on market practices and compensation levels; and
•providing general information concerning director and executive compensation trends and developments.
Radford did not provide any other services to us in 2021 beyond its engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Radford pursuant to SEC and Nasdaq rules and concluded that Radford is independent and no conflict of interest existed that would have prevented Radford from serving as an independent consultant to the compensation committee currently or during 2021.
Competitive Positioning
The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2021, Radford assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2021 director and executive compensation. The peer group identified below and was selected in August 2021 for purposes of setting 2021 compensation and the selection criteria identified below were measured at such date.
The identified peer group consisted of 21 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

MARKET CAPITALIZATION
•Generally between $200M to $2.5B as of August 2021, representing a range of 0.3x to 4.4x our market capitalization at the time the peer group was established (approximately $600 million).
•Our market capitalization was positioned near the 26th percentile of the peers at the time the peer group was selected in August 2021.

SECTOR AND STAGE
•Public U.S. biopharma organizations focused on immunology/immuno-oncology, inflammation and autoimmune companies as well as companies with diverse asset portfolio, where possible.
➢ Emphasis on Phase 1 to 3 companies to reflect our Phase 2 stage of development at the time the peer group was selected
➢ Select group of early commercial companies included, where applicable
➢ Focus on companies that went public in the last three to five years

HEADCOUNT	•Companies with generally between 50 and 400 employees based on Gossamer’s headcount of 173 employees in August 2021.
GEOGRAPHIC LOCATION	•Focused on companies located in Southern California and other biotech talent hubs such as San Francisco Bay Area, Seattle and Boston, where applicable.

For 2021, this peer group consisted of the following companies:

Alector	Jounce Therapeutics

AnaptysBio	Kiniksa Pharmaceuticals

Arcus Biosciences	Kura Oncology

Atara Biotherapeutics	NGM Biopharmaceuticals

Crinetics Pharmaceuticals	Poseida Therapeutics

CytomX Therapeutics	RAPT Therapeutics

Deciphera Pharmaceuticals	Replimune Group

Epizyme	Rubius Therapeutics

Gritstone bio	Tricida

Harpoon Therapeutics	Xencor

IDEAYA Biosciences

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2021 base salaries, target bonuses and equity awards for our named executive officers. The compensation committee generally attempts to set base salaries at target total cash compensation levels at the 50th percentile of the peer company data for comparable positions and total annual equity award value at approximately the 62nd percentile. The compensation committee does not, however, rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.
We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.
The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between these named executive officers and our other named executive officers.
Executive Compensation Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries
In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.
In February 2021, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the base salaries of our named executive officers would be as follows, with increases effective March 1, 2021:

Named Executive Officer	2021 Base Salary	Percentage Increase from 2020
Mr. Hasnain	$574,820	0.5%
Mr. Giraudo (1)	$432,600	3%
Mr. Waage	$413,750	3%
____________________
(1) In connection with his promotion to Chief Operating Officer in addition to his role as Chief Financial Officer in September 2021, Mr. Giraudo’s salary was increased to $460,000, representing an aggregate increase of approximately 9.5% from his 2020 base salary.
The foregoing increases were designed to keep each executive’s annual base salary and target total cash compensation close to the 50th percentile of similarly situated executives, in line with our pay positioning philosophy. Based on the comparable market information provided to the compensation committee by Radford, for 2021, after the foregoing increases, the base salaries of our named executive officers generally approximated the 50th percentile of similarly situated executives among our peer group.
The actual base salaries paid to all of our named executive officers for 2021 are set forth in the “Summary Compensation Table” below.
Performance Bonuses
Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.
Bonuses are set based on the executives’ respective base salaries for the relevant bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2021 were as follows: 55% of base salary for Mr. Hasnain, 45% of base salary for Mr. Giraudo, and 40% of base salary for Mr. Waage. The target cash incentive award for Mr. Giraudo was increased from the target level of 40% of base salary in effect in 2021 in connection with Mr. Giraudo’s promotion to Chief Operating Officer. The target cash incentive awards of Messrs. Hasnain and Waage as a percentage of base salary remained unchanged from 2020.
At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as clinical and regulatory development of our products, portfolio sustainability, business development and financial targets. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year.
All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee (or the full board of directors, with respect to our Chief Executive Officer). Under our annual incentive plan, the maximum bonus payable to an executive is 150% of his or her target bonus. Performance relative to the corporate goals set by our board of directors represents 70% of our named executive officers’ annual bonus opportunities. The compensation committee’s determination of the individual performance percentage of the 2021 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance goals, but rather on the compensation committee’s (or the full board of directors, with respect to our Chief Executive Officer) subjective assessment of each officer’s overall performance of their duties during 2021. The compensation committee (and the full board of directors, with respect to our Chief Executive Officer) determined each our named executive officers’ individual performance percentage to be 110%.
Corporate Performance Goals
The corporate performance goals and their respective weighting for 2021 were approved by the board of directors on February 3, 2021. The 2021 performance goals were tied to clinical and regulatory development of four of our products, research and development of new products, and finance measures and were set at levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The board of directors also specified a “target exceeds” weighting for each corporate goal, corresponding to additional credit that could be achieved for each goal in the event of over performance in a given area, generally representing up to 150% of the target level for each goal.
To determine our corporate performance percentage for 2021, the compensation committee employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded as well as the relative difficulty of achieving the goals that were met and that were only partially met. In light of our strong performance against the objectives set by the compensation committee in early 2021, especially related to the clinical and regulatory development of GB004 and GB5121, the compensation committee determined our corporate performance percentage to be 98% of the target performance level for 2021. The table below provides additional details about the corporate performance goals for 2021 and the compensation committee’s assessment of our actual performance against our 2021 corporate performance goals:

2021 CORPORATE GOAL	WEIGHTING	2021 ACHIEVEMENTS	PERFORMANCE	WEIGHTED PERFORMANCE
CLINICAL AND REGULATORY DEVELOPMENT
•Enrollment of Phase 2 TORREY study and development of an alternative formulation for seralutinib	30%	•Completed human PK study topline data on an alternative formulation. •Missed achievement of last patient in on TORREY study due to significant impact of delta variant.	17%	5%
•Enrollment of Phase 2 SHIFT-UC study and Phase 3 formulation recommendation for GB004	30%	•Achieved last patient in on SHIFT-UC study two months ahead of schedule. •Achieved formulation recommendation to enable phase 3 clinical manufacture one quarter ahead of schedule.	133%	40%
•Initiation of Phase 1 clinical study and IND filing for GB5121 and advancement of GB7208 towards clinical development status	20%	•First subject dosed with GB5121 in first-in-human Phase 1 clinical trial in healthy volunteers. •IND filed one quarter ahead of schedule in the fourth quarter of 2021. •Achieved preclinical drug candidate nomination for GB7208.	150%	30%
•Inform clinical development of GB1275	3%	•Achieved no go decision on GB1275 in the fourth quarter of 2021.	100%	3%
RESEARCH AND DEVELOPMENT • Complete non-clinical data package on preclinical drug candidate. • Continue to develop our research pipeline by prioritizing portfolio and completing one lead work-up.	17%	•Completed non-clinical data package on preclinical drug candidate to enable no go decision. •Achieved an overall portfolio prioritization. •Achieved lead work-up for one preclinical research program.	100%	17%
FINANCE AUDIT	3%	•Achieved SOX 404b clean opinion for annual audit.	100%	3%
TOTAL				98%

This overall 98% achievement level was then used to determine each named executive officer’s bonus. The annual bonuses paid to our named executive officers for 2021 are set forth in the Summary Compensation Table below.
Long-Term Equity Incentives
The goal of our long-term, equity-based incentive awards is to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us, the size of prior grants as well as comparable company information, as described below. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.
We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual equity awards to our named executive officers are typically granted during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.
Equity Vehicles
Annual equity awards are granted under our 2019 Plan, using a mix of different equity instruments to further the goal of attracting and retaining top performers and to balance the relative advantages of different instruments.
•Stock options are an important vehicle for tying executive pay to performance because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, tightly aligning the interests of our executives with those of our stockholders.
•RSU awards are granted from time to time because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even if the share price is trading lower than the share price on the grant date. RSU awards were included in the annual awards to our named executive officers granted during 2021. However, for 2022, no RSU awards were granted as part of our annual awards to our named executive officers.
The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Option awards generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. RSU awards generally vest in three equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate. For our annual equity awards granted in January 2022, the option awards vest over a three year period as follows: one-third of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 24 months thereafter.
2021 Annual Equity Awards
Generally, the compensation committee determines the value of each executive officer’s annual equity grant using a holistic evaluation that takes into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to the Chief Executive Officer’s performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. For 2021, our compensation committee reviewed competitive market data prepared by Radford in connection with its grant of long-term equity incentive awards to the named executive officers and approved equity awards to our named executive officers intended to approximate the 62nd percentile of comparable company data for similar positions, which it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
In February 2021, the compensation committee approved the annual equity awards for our named executive officers in a combination of options and RSUs with approximately 50% of the value allocated in the form of options and approximately 50% of the value allocated in the form of RSU awards.
In September 2021, our compensation committee also granted Mr. Giraudo additional stock options to purchase 150,000 shares of our common stock, in connection with his promotion to Chief Operating Officer. These stock options are subject to the standard four-year vesting schedule described above.
The equity awards granted to our named executive officers for 2021 are set forth in the “Grants of Plan-Based Awards Table” below, each of which vests over three or four years in accordance with the standard vesting schedules described above.
For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “Employment Letters with Our Named Executive Officers” below.
Stock Ownership Guidelines
In February 2020, following the recommendation of the nominating and corporate governance committee, our board of directors adopted a Stock Ownership Guidelines Policy. The purpose of the guidelines is to encourage ownership of our common stock, promote the alignment of the long-term interests of our Chief Executive Officer, other executives and directors with the long-term interests of our company’s stockholders, and further promote our commitment to sound corporate governance. Under the guidelines, the target common stock ownership level for our President and Chief Executive Officer is 3x his base annual salary, the target stock ownership level for our non-executive directors is 3x their aggregate annual cash retainer and the target stock ownership level for our other executive officers is 1x their base annual salary. Under these guidelines, the compliance deadline for all of our current executive officers and directors is February 2024.
Health, Welfare and Retirement Benefits
The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.
Health and Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Retirement Savings
We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $19,500 for calendar year 2021. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 may be up to an additional $6,500 above the statutory limit. The 401(k) plan provides for discretionary matching and profit sharing contributions, and we currently contribute up to a maximum of $4,000 per calendar year to the 401(k) plan for each of our employees, which vests over four years. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Other Benefits
Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

Post Termination and Change in Control Benefits
Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment letters with each of our named executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a qualifying termination in connection with a change in control of our company. For additional discussion, please see “Employment Letters with Our Named Executive Officers” below.
Prohibition on Certain Transactions in Gossamer Bio Securities
Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.
Tax and accounting considerations
Deductibility of Executive Compensation
The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Risk Assessment of Compensation Program
In February 2022, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

Summary Compensation Table
The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)		Non-equity Incentive Plan Compensation($)(2)	All Other Compensation($)		Total($)
Faheem Hasnain	2021	574,350	—	1,590,875	2,265,185		321,210	—		4,751,620
Chairman, President and Chief Executive Officer	2020	71,500	—	—	396,591	(3)	54,300	76,380	(4)	598,771
	2019	199,896	99,750	—	619,945		—	62,631	(5)	982,222
Bryan Giraudo	2021	438,492	—	440,550	1,733,082		210,313	3,000	(6)	2,825,437
Chief Operating Officer and Financial Officer	2020	416,667	—	676,575	745,316		176,400	—		2,014,958
	2019	400,000	180,800	—	2,066,482		—	—		2,647,282
Christian Waage	2021	411,742	—	440,550	627,282		168,149	3,265	(6)	1,650,988
Executive Vice President, Technical Operations and Administration	2020	399,750	—	676,575	745,316		168,710	—		1,990,351
	2019	387,955	176,280	—	1,496,418		—	—		2,060,653
____________________
(1)This column reflects the grant date fair value of the stock and option awards granted to the named executive officers in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the award granted to the named executive officers computed as of its grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of this amount is included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.
(2)Amounts represent cash awards earned pursuant to the terms of our annual performance bonus program, which are paid in the first quarter of the following year. See “—Executive Compensation and Other Information – Performance Bonuses” for more information. Our named executive officers’ bonuses for 2019 were paid on a discretionary basis and thus are reflected in the “Bonus” column for that year.
(3)Option awards granted to Mr. Hasnain in 2020 were granted in connection with his service as Chairman of the board in accordance with the company’s policy for non-employee members of the board of directors.
(4)All other compensation for Mr. Hasnain for 2020 consists of $61,250 in cash compensation for his service as Chairman of the board in accordance with the company’s policy for non-employee members of the board of directors and healthcare coverage at the company’s expense in the amount of $15,130 prior to his transition. Mr. Hasnain transitioned from non-executive Chairman to President, Chief Executive Officer and Chairman on November 16, 2020.
(5)All other compensation for Mr. Hasnain for 2019 includes $53,308 in accrued but unused payout of paid time off and healthcare coverage at the company’s expense in the amount of $9,323 in connection with his transition from Executive Chairman to non-executive chairman.
(6)401(k) matching contributions.

Employment Letters with Named Executive Officers
Employment Arrangements with Mr. Hasnain
In connection with Mr. Hasnain’s appointment as our President and Chief Executive Officer, we entered into a letter agreement with him on November 16, 2020, which sets forth the terms of his appointment as President and Chief Executive Officer. The employment letter agreement with Mr. Hasnain established Mr. Hasnain’s annual base salary (which for 2021 was $574,820) and target annual bonus (55% of his base salary for 2021).
Pursuant to the employment letter agreement with Mr. Hasnain, if we terminate his employment other than for cause (as defined below) or Mr. Hasnain terminates his employment for good reason (as defined below), and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity, pro-rated for the portion of the current calendar year in which he was employed, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date he becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic acceleration of the vesting and exercisability of his unvested stock awards, as to the number of stock awards that would vest over the 12-month period following the date of termination. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date his release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which he may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
If Mr. Hasnain’s employment is terminated by us other than for cause or by Mr. Hasnain for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 18 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 18 months following the date of termination or, if earlier, up to the date he becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of his unvested stock awards. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
In addition, in the event of Mr. Hasnain’s termination of employment by reason of his death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 12 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.
If Mr. Hasnain’s employment as President and Chief Executive Officer terminates without cause or by him for good reason, but he continues to serve as Chairman or Executive Chairman of the Board, his equity awards will not accelerate as described above but will continue to vest in accordance with their original terms.
In the event we terminate Mr. Hasnain’s employment for any reason, including for cause, Mr. Hasnain terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.
The employment letter agreement with Mr. Hasnain also contains a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to Mr. Hasnain pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in him receiving the largest amount of payments or benefits on an after-tax basis.
For purposes of the employment letter agreement with Mr. Hasnain, “cause” means (1) a willful and material act of dishonesty by Mr. Hasnain in connection with the performance of his duties; (2) his conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic offense that does not result in a fatality), or any crime involving fraud or embezzlement that the board reasonably determines has had or is reasonably likely to have a materially detrimental effect on our reputation or business; (3) Mr. Hasnain’s gross misconduct in the performance of his duties; (4) Mr. Hasnain’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; (5) Mr. Hasnain’s willful and material breach of any obligations under any written agreement or written covenant with us; or (6) Mr. Hasnain’s continued willful and substantial failure to perform his duties as a member of the board or, during the term of his employment, his material employment duties that are lawfully assigned to him in good faith by the board (other than as a result of his death or disability) after written notice.

For purposes of the employment letter agreement with Mr. Hasnain, “good reason” means the occurrence of one or more of the following, without Mr. Hasnain’s written consent: (1) during the term of Mr. Hasnain’s employment: a material reduction in his base salary or target annual bonus; a material diminution of his title, duties, responsibilities or reporting lines; or a material change in the principal geographic location at which he must perform services, more than 50 miles from our head office; provided, however, that, prior to a change in control, an event occurring under this clause (1) in connection with his cessation of service as President and Chief Executive Officer will not constitute good reason if Mr. Hasnain remains serving as Chairman of the Board or Executive Chairman following such transition and neither clause (2) nor clause (3) is triggered as a result of such transition; or (2) at any time, his involuntary removal from the board or the failure of the stockholders to reelect him to the board, other than for cause; or (3) at any time, a material breach by us of the terms of the employment letter. Mr. Hasnain must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. His separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30-day cure period.
For purposes of the 2019 Plan, a “change in control” is generally defined as: (1) a transaction or series of transactions (other than a registered offering of our common stock to the general public or a transaction described in clauses (x) and (y) of clause (3) below) whereby any “person” or “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us and our affiliates) directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board of directors together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us, directly or indirectly, of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity.
Employment Letters with Our Other Named Executive Officers
We have entered into employment letters with Mr. Giraudo and Mr. Waage, which set forth their annual base salaries (which, for 2021, were $460,000 and $413,750, respectively) and eligibility to receive an annual bonus with a target amount equal to 45% or 40%, respectively, of his then-current annual base salary.
Pursuant to their employment letters, if we terminate the executive’s employment other than for cause (as defined below) or if the executive terminates his employment for good reason (as defined below), and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 9 months, paid in accordance to our payroll practices; and (2) payment of the full premium for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment. The cash severance benefits described above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
If the executive’s employment is terminated by us other than for cause or by the executive for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of the executive’s unvested stock awards. The cash severance benefits described above shall be paid or commence on the first payroll date following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination (and the full amount payable under clause (2)), provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
In addition, in the event of the executive’s termination of employment by reason of his death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 9 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.
In the event we terminate the executive’s employment for any reason, including for cause, the executive terminates his employment without good reason, or upon his death or permanent disability, the executive is entitled to receive his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled.
The employment letters also contain a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to the executive pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in the executive receiving the largest amount of payments or benefits on an after-tax basis.
For purposes of the employment letters with Messrs. Giraudo and Waage, “cause” and “change in control” generally have the same meaning given to such terms under the employment letter agreement with Mr. Hasnain.

For purposes of the executive employment letters with Messrs. Giraudo and Waage, “good reason” means the occurrence of any of the following events or conditions without the executive’s written consent: (1) a material reduction in the executive’s base salary or target annual bonus; (2) a material diminution of the executive’s title, duties, responsibilities or reporting lines; (3) a material change in the principal geographic location at which the executive must perform services, more than 50 miles from our head office; or (4) a material breach by us of the terms of the employment letter. The executive must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. An executive’s separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30 day cure period.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2021.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(2)
Faheem Hasnain	2/25/2021	—	325,000		$9.79	2/25/2031	162,500	(4)	$1,837,875
	6/17/2020	47,000	—	(3)	$12.10	6/17/2030	—		—
	3/25/2019	29,906	13,594		$22.10	3/25/2029	—		—
	9/6/2018	—	—		$—	—	194,461	(5)	$2,199,354
	9/6/2018	—	—		$—	—	27,251	(5)	$308,209
Bryan Giraudo	9/16/2021	—	150,000		$10.54	9/16/2031	—		—
	2/25/2021	—	90,000		$9.79	2/25/2031	45,000	(4)	$508,950
	2/14/2020	32,770	38,730		$14.55	2/14/2030	31,000	(4)	$350,610
	3/25/2019	99,687	45,313		22.10	3/25/2029	—		—
	12/10/2018	116,673	38,882		10.71	12/10/2028	—		—
	5/21/2018	363,411	42,255		2.61	5/21/2028	—		—
Christian Waage	2/25/2021	—	90,000		$9.79	2/25/2031	45,000	(4)	$508,950
	2/14/2020	32,770	38,730		$14.55	2/14/2030	31,000	(4)	$350,610
	3/25/2019	72,187	32,813		$22.10	3/25/2029	—		—
	12/10/2018	33,342	11,101		$10.71	12/10/2028	—		—
(1)Except with respect to the options granted to Mr. Hasnain in 2020, as described in footnote (3) below, the options vest over a period of four years from the date of grant, with 25% of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the three years thereafter. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letters with our Named Executive Officers.”
(2)The market value was computed using $11.31, which was the price of our common stock at December 31, 2021.
(3)The options were granted to Mr. Hasnain in connection with his service as Chairman of the board in accordance with the company’s policy for non-employee members of the board of directors. The options become fully vested on the first to occur of (a) the first anniversary of the grant date or (b) the next occurring annual meeting of the Issuer's stockholders. In addition, the options will vest in full upon a change in control pursuant to the terms of the non-employee director compensation program, as described above under “Director Compensation.” All vesting is subject to the continues service on the board of directors through such vesting date and the potential vesting acceleration described above under “—Employment Arrangements with Mr. Hasnain.”
(4)Represents restricted stock units. These RSUs vest in equal installments over a period of three years, each on the anniversary date of the vesting start date. The vesting start date for the awards granted in February 2020 is March 22, 2020, and the vesting start date for the awards granted in February 2021 is March 22, 2021. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letters with our Named Executive Officers.”
(5)Represents shares of restricted stock. These shares vest over a period of five years measured from January 4, 2018, with 20% of the shares vesting on January 4, 2019 and the remainder vesting in 48 equal monthly installments thereafter. All vesting is subject to the individual’s continuous employment with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letter with Mr. Hasnain.” Excludes the 50% of equity issued in December 2015 pursuant to the formation of our company, which became subject to new vesting terms in January 2018 and remain unvested as of December 31, 2021 (496,217 shares for Mr. Hasnain, which have a market value of $5,612,214 as of December 31, 2021).
Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2021.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A)) (3)
Equity compensation plans approved by security holders:
2017 Equity Incentive Plan	2,875,330	$7.31	—
2019 Equity Incentive Plan	8,402,621	$14.40	5,388,985
2019 Employee Stock Purchase Plan	160,790	$8.18	1,844,007
Total Equity Incentive Plans (1)	11,438,741	$12.53	7,232,992
____________________
(1)The material features of our equity incentive plans are more fully described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022.
(2)Includes shares subject to outstanding options and restricted stock units granted under our equity compensation plans.
(3)Represents 1,844,007 shares available for issuance under the 2019 Employee Stock Purchase Plan as of December 31, 2021, 1,844,007 of which were eligible to be purchased during the offering period in effect on such date, no shares available for future issuance under our 2017 Equity Incentive Plan and 5,388,985 shares available for issuance under our 2019 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below the transactions and series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock-holders or any member of their immediate family had or will have a direct or indirect material interest.
Investor Rights Agreement
We entered into an investor rights agreement in January 2018, which was amended in July 2018, with the holders of our convertible preferred stock, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock that were issued upon conversion of their convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investor rights agreement), all rights under this agreement terminated upon closing of our IPO. The registration rights will terminate five years following the closing our IPO.
Director and Executive Officer Compensation
Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements
We have entered into employment letters with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Employment Letters with our Named Executive Officers.”
Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
Stock Option Grants to Executive Officers and Directors
We have granted stock options to our executive officers and certain of our directors as more fully described in the sections entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”
Other Transactions and Arrangements
Aaron Hasnain is the son of our Chairman, President and Chief Executive Officer, Faheem Hasnain, and currently serves as our Senior Director, Business Development at a salary of $184,703 per year, a position he has held since January 2018. Since January 1, 2021, we granted 11,602 restricted stock units and 19,725 options to Aaron Hasnain.
Policies and Procedures Regarding Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in

Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2023, including nominations of any person for election to our board of directors, must be received by us no later than December 28, 2022, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2022 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than February 9, 2023 and no later than March 11, 2023.  However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.
ANNUAL REPORT
Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary. The company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.gossamerbio.com in the “Investors” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.
STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 684-1300. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Gossamer Bio, Inc. at the address above or by calling (858) 684-1300.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Faheem Hasnain Faheem Hasnain Chairman, President and Chief Executive Officer
San Diego, California
April 27, 2022

gossamerbio

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET

Before the Meeting - Go To **www.proxypush.com/GOSS**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

During the Meeting - Please register at **www.proxydocs.com/GOSS** by 8:00 PM Eastern Time on June 8, 2022

PHONE Call **1-866-230-8457**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Gossamer Bio, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 19, 2022

TIME: Thursday, June 9, 2022 9:00 AM, Pacific Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/GOSS for more details.

To attend the annual meeting online and/or vote your shares during the annual meeting online, please register at www.proxydocs.com/GOSS by 8:00 PM Eastern Time on June 8, 2022

This proxy is being solicited on behalf of the Board of Directors

The undersigned appoints Faheem Hasnain and Christian Waage (the "Named Proxies"), and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Gossamer Bio, Inc. a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 9, 2022, at 9:00 a.m. (Pacific Time) via a live webcast and all adjournments thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the proxy card is signed, this proxy will be voted "FOR" all nominees for director and "FOR" proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Gossamer Bio, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

The Board of Directors recommends a vote **FOR** the three nominees for director listed in Proposal 1, and **FOR** Proposals 2 and 3.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class I Directors				
		FOR		WITHHOLD	
	1.01 Kristina Burow	☐		☐	**FOR**
	1.02 Thomas Daniel, M.D.	☐		☐	**FOR**
	1.03 Sandra Milligan, M.D., J.D.	☐		☐	**FOR**
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2022.	☐	☐	☐	**FOR**
3.	Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐	**FOR**

To attend the annual meeting online and/or vote your shares during the annual meeting online, please register at www.proxydocs.com/GOSS by 8:00 PM Eastern Time on June 8, 2022

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________